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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC 20549

                                FORM 8-K

             Current Report Pursuant to Section 13 or 15(d)
                of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 24, 1998
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                      ENGINEERED SUPPORT SYSTEMS, INC.
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         MISSOURI                       0-13880                  43-1252405
(State of Incorporation)         (Commission File No.)       (IRS Employer
                                                             Identification No.)

1270 North Price Road, St. Louis, Missouri                          63132
(Address of principal executive officer)                          (Zip Code)

Registrant's telephone number including area code: (314) 993-5880



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Item 2.    Acquisition or Disposition of Assets.

           On February 20, 1998, Engineered Support Systems, Inc.
           (the Company) acquired substantially all of the net assets of Nuclear Cooling Inc., d/b/a Marlo Coil, a manufacturer of heat transfer and air movement equipment used in commercial, industrial, U.S. Navy, U.S. Marine and OEM markets. The Company intends to continue Marlo Coil's existing operations. For the fiscal year ended June 30, 1997, sales of Marlo Coil were approximately $26 million and assets, which consist primarily of manufacturing facilities and working capital, were $11.5 million. The transaction will be accounted for as a purchase.

           Marlo Coil was acquired by the Company from owners David G. and Rita R. Ault for $25.3 million. The purchase price was financed with $2.8 million of available cash resources and bank borrowings of $22.5 million.

Item 7.    Financial Statements and Exhibits.

           It is impractical to provide the required financial statements for Marlo Coil at this time. These statements will be filed under cover of Form 8 as soon as practical, but not later than April 24, 1998.



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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ENGINEERED SUPPORT SYSTEMS, INC.

Date: February 24, 1998               BY: /s/ Gary C. Gerhardt
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                                          Gary C. Gerhardt
                                          Executive Vice President and
                                          Chief Financial Officer